Securities Trading Effective Date: 12/03/2015 Updated: 06/13/2025 Uncontrolled if printed. Please refer to the Policy Portal to determine current version. This policy applies to all directors, officers and employees of SandRidge Energy, Inc. and its subsidiaries (the Company). It is the policy of the Company to comply with all applicable securities laws and regulations, to prohibit the unauthorized disclosure of any material non-public information about the Company and to prohibit the use of material non-public information in transactions involving (a) Company securities (such as common stock, options to buy or sell common stock, warrants and convertible securities), (b) derivative securities relating to the Company’s securities, whether or not issued by the Company (such as exchange-traded options), and (c) securities that are specifically tied to the performance or value of Company assets (such as units of trusts that own exclusively royalty or net profits interests in oil and gas properties owned or leased by the Company (each such trust referred to herein as a “Trust” and each such package of oil and gas properties herein referred to as “Trust Properties”). You should read this policy carefully. If you have any questions regarding this policy, please contact the Company’s Legal Counsel. Without the Company limiting its rights with respect to employment at will, the Company may elect, in its sole discretion, to discipline or terminate any employee that violates any policy of the Company, including this policy. Each decision related to a violation of a policy will be made at the sole discretion of the Company. Policy Statement This policy strictly prohibits “insider trading.” Under the law, “insider trading” generally includes, but is not limited to, the following actions: • trading in Company securities or Trust securities by an insider, while aware of material non-public information about the Company or Trust Properties, respectively; • trading in Company securities or Trust securities by a non-insider, while aware of material non-public information about the Company or Trust Properties, respectively, where the information either was (a) disclosed to the non-insider in violation of an insider’s duty to keep it confidential or (b) misappropriated; and • communicating material non-public information about the Company or Trust Properties to others (so-called “tipping”) under circumstances where it can be reasonably expected that they will trade in Company securities or Trust securities, respectively, based on that information. This policy extends to activities within and outside the scope of your duties at the Company. So long as you are a director, officer or employee of the Company, this policy applies to: • you; • your spouse and persons who reside with you; • other persons who do not live in your household but whose transactions in Company securities or Trust securities are directed by you or are subject to your influence or control (such as your children, parents or siblings who consult with you before they trade in Company securities or Trust securities); and • entities controlled by you, including, but not limited to, partnerships where you are the general partner, trusts of which you are the trustee and estates of which you are an executor. Exhibit 19.1

Uncontrolled if printed. Please refer to the Policy Portal to determine current version. You are responsible for the transactions of these other persons and therefore it is your responsibility to make them aware of the need to confer with you before they trade in Company securities or Trust securities. Definitions and Explanations • Who is an “Insider?” The concept of “insider” is broad. It includes officers, directors, employees and consultants of the Company. In addition, a person can be a “temporary insider” if he or she enters into a special relationship in the performance of the Company’s or a Trust’s business and, as a result, is given access to non-public information about the Company or the Trust. Essentially, any individual who possesses material non-public information about the Company or a Trust is considered an insider as to that information. • What is “Material” Information? While it is not possible to define all categories of “material information,” information should be regarded as material if there is a substantial likelihood that a reasonable investor would consider it important in making his/her investment decisions or if it would likely affect the price of Company securities or Trust securities. Information that insiders should consider material includes, but is not limited to: o unannounced earnings and financial results, o earnings estimates or other financial forecasts, o changes in previously released earnings estimates, o significant merger or acquisition proposals or agreements, o exploration or drilling results, o completion reports, o production reports, o material changes in reserve estimates, o changes in credit ratings, changes in senior management, o write-down of assets, o significant developments in litigation or regulatory proceedings, o changes in the Company’s dividend policy and stock splits, proposed issuances of Company equity or debt securities, financial liquidity problems, o significant changes in Company operations, and/or o extraordinary management developments. • What is “Non-Public” Information? Information is “non-public” until it has been effectively communicated to the general public, which means that the information must be widely disseminated and adequate time must have passed for the investing public to absorb the information fully. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission (“SEC”) or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. A delay of two full trading days following publication is usually considered a sufficient period of time for routine information to be absorbed by the marketplace. A longer period may be necessary for particularly significant or complex matters. Liabilities and Penalties for Insider Trading Liabilities and penalties for insider trading are severe, both for individuals involved in the unlawful conduct and the Company. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation (where the person tipped another, for

Uncontrolled if printed. Please refer to the Policy Portal to determine current version. example). Liability and penalties for individuals who trade on material non-public information may include, without limitation: • a jail term of up to 20 years; • disgorgement of profits (or the amount of losses avoided) (plus statutory interest); • civil penalties of up to the greater of $1.0 million or three times the profit gained or loss avoided resulting from the violation; and/or • criminal fines of up to $5.0 million (no matter how small the profit). Liability and penalties for companies (as well as possibly any supervisory person) that fail to take appropriate steps to prevent illegal trading may include, without limitation: • civil penalties of up to the greater of $1.0 million or three times the profit gained or loss avoided as a result of the insider’s violation; • criminal fines of up to $25.0 million; and/or • civil penalties that may extend personal liability to the Company’s directors, officers and other supervisory personnel if they fail to take appropriate steps to prevent insider trading. General Guidelines for Securities Trading The following guidelines have been established to aid directors, officers and employees of the Company to avoid insider-trading violations. Consider whether you have obtained inside information before trading for yourself or others in Company securities or Trust securities, or any other company about which you may have potential inside information, and ask yourself the following questions: • Is the information material? • Is this information that an investor would consider important in making his/her investment decisions? • Is this information that would affect the market price of the securities if generally disclosed? • Is the information non-public? • To whom has this information been provided? • Has the information been effectively communicated to the public for a sufficient period of time to allow it to be evaluated? If, after considering the above, you believe that the information is material and non-public, or if you have any questions as to whether the information is material and non-public, you should take the following steps: • Do not purchase or sell the securities on behalf of yourself or others. • Do not communicate the information outside the Company or inside the Company other than to persons whom you are sure have a need to know the information and are authorized to receive it. If you still have questions, discuss the matter with Legal Counsel. After Legal Counsel has reviewed the issue, you will be advised to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information. Keep in mind that anyone scrutinizing your actions will be doing so after the fact, with the benefit of hindsight. As a practical matter, before engaging in any transaction, you should carefully consider how the Company, enforcement authorities and others might view the transaction in hindsight.

Uncontrolled if printed. Please refer to the Policy Portal to determine current version. Restricting Access to Material Non-Public Information / Nondisclosure Material non-public information in your possession may not be communicated to anyone, including persons within the Company, other than to persons you are sure have a need to know the information to perform their jobs on behalf of the Company and are authorized to receive it and other than as required or protected by law. In addition, care should be taken so that such information is secure. All files containing material non-public information should be safeguarded and access to computer files containing material non-public information should be restricted. Trading in Company Securities and Trust Securities A person subject to this policy shall not buy, sell or recommend that another person buy or sell Company securities or Trust securities if that person has knowledge of any material non-public information concerning the Company or Trust Properties, respectively. Trading in Other Company Securities A person subject to this policy shall not buy, sell or recommend that another person buy or sell the securities of another company if that person has knowledge of any material non-public information concerning that company that was obtained in the course of his/her employment with the Company. This information may include, but is not limited to, knowledge concerning a possible merger or acquisition involving the other company or information about vendors or suppliers if obtained in the course of services performed on behalf of the Company. Trading in the Company’s 401(k) Plan This policy applies to discretionary transactions in Company stock in an employee’s 401(k) account. These transactions involve elections to (1) make intra-plan transfers into or out of Company stock and (2) increase or decrease the percentage allocation of new investments in the plan to Company stock. Repetitive ongoing investment of salary deferrals that occur every pay period as a result of a previously permitted election do not fall under the scope of this policy. Short Sales Persons subject to this policy shall not engage in short sales of Company securities or Trust securities (i.e., sales of securities that are not owned). Section 16(c) of the Securities Exchange Act of 1934, as amended, prohibits the Company’s directors and officers from engaging in short sales. Short-term Trading Short-term trading of Company securities or Trust securities may be distracting to you and may unduly focus you on the Company’s or a Trust’s short-term stock-market performance instead of its long-term objectives. In addition, short-term trading or other speculative transactions in Company securities or Trust securities may lead to inadvertent violations of insider-trading laws. The Company urges you to consider Company securities and Trust securities as long-term investments and urges you to avoid short-term trading. Publicly-Traded Options A transaction in options is, in effect, a bet on the short-term movement of a security and therefore creates the appearance that the trading is based on inside information. Accordingly, employees are discouraged from engaging in transactions in puts, calls or other derivatives related to Company securities or Trust securities on an exchange or in any other organized market. In addition, directors, officers and Specified Employees (as defined below) shall not engage in

Uncontrolled if printed. Please refer to the Policy Portal to determine current version. transactions in puts, calls or other derivatives related to Company securities or Trust securities on an exchange or in any other organized market. Standing Orders Standing orders should be used only for a brief period of time. A standing-order transaction executed by the broker when you are aware of material non-public information may result in unlawful insider trading. Hedging Transactions The Company discourages persons subject to this policy from hedging transactions in Company securities and Trust securities. Margin and Pledges Securities held in a margin account or pledged as collateral for a loan may be sold without your consent by the broker if you fail to meet a margin call or by the lender in foreclosure if you default on the loan. Because a margin sale or foreclosure sale may occur at a time when you are aware of material non-public information or otherwise are not permitted to trade in Company securities or Trust securities, you should exercise caution in holding Company securities in a margin account or pledging Company securities or Trust securities as collateral for a loan. Waivers The above general guidelines set forth in this section may only be waived by the Company’s Board of Directors. Directors may consult, as necessary, with outside securities counsel before approving any exception to the procedures in this section. Additional Procedures for Certain Insiders As an additional measure to minimize the risk of insider-trading violations, the Company has established additional procedures limiting trading in Company securities and Trust securities with respect to its directors, officers and other employees designated by Legal Counsel. Legal Counsel will notify you if you have been designated as a “Specified Employee” pursuant to this policy. The additional procedures for the Company’s directors, officers and Specified Employees include the following: • Pre-Clearance of Trades — Pre-clearance is required for directors, officers and Specified Employees for all purchase and sale transactions involving Company securities or Trust securities and for the establishment or amendment of a securities-trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. A request for pre-clearance shall be made using the Company’s Pre-Clearance Notification and Acknowledgment Form and must be submitted to Legal Counsel for approval in advance of the proposed transaction. Legal Counsel may consult, as necessary, with senior management or outside securities counsel before clearing any proposed trade. No securities transaction shall be initiated until an affirmative response to the pre-clearance request has been received by the person submitting the pre-clearance request. Pre- clearance advice is good for the earlier of (a) two full trading days, (b) such time that you come into contact with material non-public information or (c) an Event-Specific Blackout (as defined below) is implemented. • Quarterly Blackout Periods — The announcement of the Company’s and a Trust’s quarterly financial results almost always has the potential to have a material effect on the market for Company securities and Trust securities, respectively. In order to avoid even the appearance of trading while aware of material non-public information, directors,

Uncontrolled if printed. Please refer to the Policy Portal to determine current version. officers and Specified Employees will not be pre-cleared to execute transactions that involve the purchase or sale of Company securities or Trust securities during any “Quarterly Blackout Period.” The Quarterly Blackout Period begins fifteen (15) calendar days prior to the end of any fiscal quarter of the Company and shall end at the close of the New York Stock Exchange trading day that is one full trading day after issuance of the Company’s or the Trust’s earnings release for the quarter. The annual schedule for submitting draft financial statements to the Company’s or a Trust’s independent auditor will be provided by the Company’s principal accounting officer prior to the end of the preceding fiscal year. • Event-Specific Blackout Periods — In addition to the standard Quarterly Blackout Periods described above, the Company may, from time to time, impose other blackout periods because of material developments known to the Company and not yet disclosed to the public. You should anticipate that trades are unlikely to be pre-cleared during this period, resulting in an “Event-Specific Blackout.” In this event, directors, officers and Specified Employees will not be permitted to engage in any transaction involving the purchase or sale of Company securities or Trust securities, as applicable, until the information has been known publicly for at least two full trading days. Directors and officers may also be subject to Event-Specific Blackouts pursuant to the SEC’s Regulation Blackout Trading Restriction, which prohibits certain sales and other transfers by insiders during certain 401(k) plan blackout periods. • Effect of Blackout Periods — During a Quarterly Blackout Period or Event-Specific Blackout Period, directors, officers and Specified Employees shall not engage in any transaction involving the purchase or sale of Company securities or Trust securities, as applicable. • Margin and Pledges — Any purchases of Company securities or Trust securities on margin as well as any pledges of Company securities or Trust securities as collateral for a loan shall be reported immediately to the Company’s Legal Counsel. If such a transaction involves a director or person designated as a Section 16 reporting person by the Company, Legal Counsel shall immediately notify the Company’s Audit Committee of the transaction. • Waivers — The additional procedures specified in this section may be waived only at the discretion of the Company’s Legal Counsel or the Company’s Board of Directors. Legal Counsel or directors may consult, as necessary, with outside securities counsel before approving any exception to the procedures in this section. Any waiver approved by Legal Counsel shall be reported immediately to the Company’s Audit Committee. Resolving Issues Concerning Insider Trading If material non-public information is inadvertently disclosed by you or any person subject to this policy, the person who made or discovered the disclosure is required to immediately report the facts to the Company’s Legal Counsel. If there is any unresolved question as to the applicability or interpretation of this policy, or as to the propriety of any action, it must be discussed with Legal Counsel before trading or communicating the information to anyone. Responsibility upon Leaving the Company If you leave the Company, you must maintain the confidentiality of all material non-public information until it has been adequately disclosed to the public, unless disclosure is authorized by SandRidge or required or protected by law, and you may not take with you any confidential materials.